UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): January 4, 2016

 CHECKPOINT SYSTEMS, INC.

(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	001-11257	22-1895850
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Wolf Drive, PO Box 188, Thorofare, New Jersey		08086
(Address of principal executive offices)		(Zip Code)
856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2016, the Board of Directors (the “Board”) of Checkpoint Systems, Inc. ("Checkpoint" or the "Company") appointed Daniel R. Maurer, age 59 to serve on the Board. Mr. Maurer will serve as a Class I director, with his initial term expiring at the Company's 2016 annual meeting of shareholders.

There were no arrangements or understandings between Mr. Maurer and any other persons pursuant to which he was selected as a director. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party and with which Mr. Maurer or any member of his immediate family had, or will have, a direct or indirect material interest. The Board has determined that Mr. Maurer meets the applicable independence requirements of the New York Stock Exchange and has been appointed to serve on the Compensation Committee as well as the Governance and Nominating Committee.

Concurrently with his appointment to the Board, Mr. Maurer was granted an option to purchase 10,000 shares of common stock at an exercise price of $6.1039 under the Company's 2015 Incentive Award Plan.

In connection with his appointment, Mr. Maurer will receive the standard annual compensation for independent directors of $50,000. In addition, Mr. Maurer will be entitled to receive an annual equity grant of $100,000 of restricted stock units, which will vest on the first anniversary of the date of grant.

Simultaneously, the Company is announcing the retirement of R. Keith Elliott from its Board of Directors, effective January 6, 2016.  Mr. Elliott has been a director of Checkpoint Systems since 2000. His decision is not the result of any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The Company issued a press release on January 7, 2016 announcing the appointment of Mr. Maurer to the Board of Directors and Mr. Elliott’s retirement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
99.1	Press Release dated January 7, 2016 issued by Checkpoint Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Dated: January 7, 2016	By:	/s/ Bryan T. R. Rowland
Bryan T. R. Rowland Vice President, General Counsel and Corporate Secretary

Checkpoint Systems, Inc.

Index of Exhibits

Exhibit
Number                      Description

99.1                             Press Release dated January 7, 2016